Transcontinental Realty Investors, Inc. 10-K

EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Transcontinental Realty Investors, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2018 as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned Daniel J. Moos, President and Chief Executive Officer (Principal Executive Officer) and Gene S. Bertcher, Executive Vice President and Chief Financial Officer of the Company (Principal Financial and Accounting Officer) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 31, 2019	/s/ Daniel J. Moos
Daniel J. Moos President and Chief Executive Officer (Principal Executive Officer)

Dated: March 31, 2019	/s/ Gene S. Bertcher
Gene S. Bertcher Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)